EXHIBIT 3.35
                                                                    ------------

Filed June 18, 1974
Ontario Ministry of Consumer and Commercial Relations


                            ARTICLES OF INCORPORATION


1.       The name of the corporation is HAMILTON DIGITAL DESIGNS LTD.

2. The head office is at the city of Hamilton in the Regional Municipality of Hamilton- Wentworth.

3.       The address of the head office is 201 Roberts Street, Hamilton.

4.       The number of directors is three (3).

5.       The first directors are:

            Anthony Joseph Powell   301-78 Victoria Street, Hamilton, Ontario

            James Richard Turnbull  455 Bay Street North, Hamilton, Ontario

            Robert Arthur Otto      404-1868 Main Street West, Hamilton, Ontario

6.       The objects for which the corporation is incorporated are:

         (a) To act as engineering consultants and advisers in general to the management and executives of any commercial enterprise or industrial organization;

         (b) To conduct any consumer research programme and to act as consultants in respect thereof, either as principal or agent;

         (c) To conduct, either as agents or principals, executive and personality evaluation tests for individuals or for any commercial or industrial organization;

         (d) To provide engineering services on a sub-contractor level for other firms;

         (e)      To build and construct electronic equipment;

         (f)      To design and construct prototype electronic equipment;

         (g) To provide facilities for lay-outs and constructing electronic controls, etc.;

         (h) To provide engineering and design services for the preparation and completion of tape lay-outs and circuits;

         (i)      To provide components for same.

7. The authorized capital is to be divided into Three Thousand, Five Hundred (3,500) Preference Shares with a par value of Ten Dollars ($10.00) each and Five Thousand (5,000) Common Shares without par value; provided that the Common Shares shall not be issued for a consideration exceeding in amount or value the sum of Five Thousand Dollars ($5,000) or such greater amount as the Board of Directors of the Company deems expedient on payment to the Treasurer of Ontario of the fees payable on such greater amount and on the issuance by the Minister of a certificate of such payment.

8. The designations, preferences, rights, conditions, restrictions, limitations or prohibition attaching to the special shares, if any, are:

         (1) The holders of the Preference Shares shall not be entitled to vote at any meetings of the Shareholders, but shall be entitled to notice of meetings of Shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof; the holders of Common Shares shall be entitled to one (1) vote for each Common Share held by them at all meetings of Shareholders;

         (2) The holders of the Preference Shares shall in each year, in the discretion of the Directors but always in preference and priority to any payment of dividends on the Common Shares for such year, be entitled out of any or all profits or surplus available for dividends to non-cumulative dividends at the rate of six per cent (6%) per annum on the amount paid up on the Preference Shares. If in any year, after providing for the full dividend on the Preference Shares, there shall remain any profits or surplus available for dividends, such profits or surplus or any part thereof may, in the discretion of the Directors, be applied to dividends on the Common Shares;

         (3) The Preference Shares shall rank, both as regards dividend and return of capital, in priority to all other shares of the Corporation, but shall not confer any further right to participate in profits or assets;

         (4) The Corporation may, upon giving notice as hereinafter provided, redeem the whole or any part of the Preference Shares on payment for each share to be redeemed of the amount paid up thereon, together with all dividends declared thereon and unpaid; not less than thirty (30) days notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed specifying the date and place or places of redemption; if notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem the shares be deposited with any trust Company or chartered bank in Canada, as specified in the notice, on or before the date fixed for redemption, dividends on the Preference Shares to be redeemed shall cease after the date so fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in

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

                  respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the monies so deposited;

         (5) The Corporation may, at any time and from time to time, purchase for cancellation the whole or any part of the Preference Shares at the lowest price, at which, in the opinion of the Directors, such shares are obtainable but not exceeding the amount paid up thereon, together with all dividends declared thereon and unpaid.

         (6) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Preference Shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other shares, the amount paid up thereof and any dividends declared thereon and unpaid and no more.

9. The restrictions, if any, on the allotment, issue or transfer of shares are:

                  No share of the Corporation shall at any time be transferred to any person without the approval of the holder or holders of at least fifty-one per centum (51%) of the outstanding Common Shares.

9.A.     The special provisions, if any, are:

         (i) The number of Shareholders of the Corporation is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) Shareholder;

         (ii) Any invitation to the public to subscribe to the shares of the Corporation is hereby prohibited;

         (iii) The Corporation may purchase any of its Common Shares out of surplus in accordance with the Provisions of Section 39 of The Business Corporations' Act, 1970.

10.      The Shares, if any, to be taken by the incorporators are:



  INCORPORATORS FULL NAMES,   NUMBER OF     CLASS DESIGNATION     AMOUNT TO
  INCLUDING ALL GIVEN NAMES    SHARES                             BE PAID $
  ------------------------- -------------  -------------------- -------------
  ANTHONY JOSEPH POWELL           ONE             COMMON             $1.00

  JAMES RICHARD TURNBULL          ONE             COMMON             $1.00

  ROBERT ARTHUR OTTO              ONE             COMMON             $1.00

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

11.      The names and residence addresses of the incorporators are:


     FULL NAMES, INCLUDING             FULL RESIDENCE ADDRESS GIVING
       ALL GIVEN NAMES                   STREET & NO. OR R.R. NO.,
                                        MUNICIPALITY OR POST OFFICE
  ----------------------------  --------------------------------------------
  ANTHONY JOSEPH POWELL         301-78 Victoria Street, Hamilton, Ontario

  JAMES RICHARD TURNBULL        455 Bay Street North, Hamilton, Ontario

  ROBERT ARTHUR OTTO            404-1868 Main Street West, Hamilton, Ontario



THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER


                           SIGNATURES OF INCORPORATORS


 -----------------------------                   -----------------------------
 Anthony Joseph Powell                           James Richard Turnbull


                          -----------------------------
                               Robert Arthur Otto













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


Filed February 19, 1992
Ontario Ministry of Consumer and Commercial Relations


                              ARTICLES OF AMENDMENT


1.       The present name of the corporation is HAMILTON DIGITAL DESIGNS LTD.

2. The name of the corporation is changed to (if applicable): Not applicable.

3.       Date of incorporation: 18 June 1974.

4:       The articles of the corporation are amended as follows:

         "1. The number of directors is hereby changed so that the maximum number of directors shall be a minimum of one (1) and a maximum of five (5)."

5. The amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporations Act.

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on 25 November 1991.

These articles are signed in duplicate.


                                        HAMILTON DIGITAL DESIGNS LTD.
                                                 (Name of Corporation)


                                        By:   James B. Mitchell, President and
                                                     Secretary-Treasurer

Filed October 13, 1994
Ontario Ministry of Consumer and Commercial Relations


                              ARTICLES OF AMENDMENT


1.       The present name of the corporation is HAMILTON DIGITAL DESIGNS LTD.

2. The name of the corporation is changed to (if applicable): Not applicable.

3.       Date of incorporation: 18 June 1974.

4:       The articles of the corporation are amended as follows:

         "1. Amend the objects for which the Corporation has been incorporated so that there shall be no restriction on the business the Corporation may carry on or on the powers the Corporation may exercise;

         2. Increase the capital of the Corporation by creating an unlimited number of Common Shares.

         3. Decrease the capital of the Corporation by canceling the 3,500 Preference Shares;

         4. Increase the capital of the Corporation by creating an unlimited number of Special Shares;

         5. Provide that the Special Shares shall have attached thereto the following designations, preferences, rights, conditions, limitations and prohibitions:

                  (a) The holders of the Special Shares shall be entitled in priority to the holders of the Common Shares and all other shares, out of any and all profits or surplus available for dividends, to fixed, preferential, cumulative, cash dividends at the rate of 10% per annum; except with the consent in writing of the holders of all the Special Shares outstanding, no dividend shall at any time be declared or paid upon, or set apart for payment on the Common Shares in any year unless and until any preferential, cumulative dividend on all the Special Shares which has been declared and is outstanding has been paid or set apart for payment; if in any year, after providing for any such dividend on the Special Shares in such amount as the directors may determine, there shall remain any profits or surplus available for dividends, such profits or surplus, or any part thereof may, in the discretion of the directors, be applied to dividends on the Common Shares;

                  (b) The Special Shares shall rank both as regards dividends and repayment of capital, in priority to the Common Shares of the Corporation but shall not confer any further right to participate in profits or assets;

                  (c) A holder of Special Shares shall, at any time after the expiration of four (4) years from the date of acquisition thereof, be entitled to require the Corporation to redeem at any time or times all or any of the Special Shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its head office a share certificate representing the Special Shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying:

                           (i) that the registered holder desires to have the Special Shares represented by such certificate redeemed by the Corporation; and

                           (ii) the business day (in this paragraph referred to as the "redemption date") on which the holder desires to have the Corporation redeem such Special Shares. The redemption date shall be not less than thirty (30) days after the day upon which the request in writing is given to the Corporation.

                           Upon receipt of a share certificate representing the Special Shares which the registered holder desires to have the Corporation redeem together with such a request, the Corporation shall on the redemption date redeem such Special Shares by paying to such registered holder an amount equal to the stated capital of the Special Shares being redeemed together with all cumulative dividends declared thereon and unpaid. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The said Special Shares shall be redeemed on the redemption date and from and after the redemption date, such shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of Special Shares in respect thereof unless payment of the redemption price is not made on the redemption date in which event the rights of the holders of the Special Shares shall remain unaffected.

                           At the option of the registered holder, upon the expiration of said four-year period set forth above, such Special Shares may be converted into Common Shares at a rate of one times net sales. For purposes hereof "net sales" shall mean revenues received by the Corporation from the sale or lease of equipment, products, systems

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

                           and services provided by the Corporation net of returns, allowances, Retail Sales Taxes and Goods & Services Taxes collected, and taxes withheld in other jurisdictions;

                  (d) In the event there is an offer to purchase a controlling interest in the Corporation by anyone other than James Mitchell, or in the event the Corporation becomes a public corporation within the meaning of the Securities Act of Ontario, the Special Shares may, at the option of the registered holder(s) thereof, be converted into Common Shares. The number of such Common Shares issued under the provisions of this clause to equal the stated capital of the Special Shares being so converted plus any cumulative dividends thereon declared and unpaid;

                  (e) The Corporation may, at any time and from time to time, purchase for cancellation the whole or any part of the Special Shares at the lowest price at which, in the opinion of the directors, such shares are obtainable, but not exceeding the stated capital thereof, together with all dividends declared thereon and unpaid;

                  (f) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Special Shares shall be entitled to receive, before any distribution of any part of the assets among the holders of the Common Shares, the stated capital of the Special Shares and any dividends declared thereon and unpaid and no more;

                  (g) The holders of the Special Shares shall be entitled to receive notice of and to exercise one (1) vote for each Special Share held by them at all shareholders' meetings;

                  (h) Any amendment to the Articles of Incorporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the Special Shares or to create special shares ranking in priority to or on a parity with the Special Shares, in addition to the authorization by a special resolution, may be given by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the Special Shares duly called for that purpose;

                  (i) Holders of Common Shares shall be entitled to one (1) vote for each Common Share held by them at all shareholders' meetings;

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

                  (j) The holders of Common Shares shall in each year in the discretion of the directors, but always subject to the dividend rights of the holders of the Special Shares, be entitled, out of any or all profits or surplus available for dividends to non-cumulative dividends at a rate determined by the Board of Directors.

                  (k) Subject to the rights of the holders of the Special Shares, in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be distributed amongst the holders of the Common Shares;

                  (l) The Corporation may purchase any of its Common Shares in accordance with the provisions of the Business Corporations Act."

5. The amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporations Act.

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on 12 October 1994.

These articles are signed in duplicate.


                                              HAMILTON DIGITAL DESIGNS LTD.
                                                       (Name of Corporation)


                                              By:   James B. Mitchell, President



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